                                                                     Exhibit 5.2

                      [LETTERHEAD OF PALMER & DODGE LLP]


                               September 27, 2000


Dataware Technologies, Inc.
One Canal Park
Cambridge, MA  02141

  Reference is made to our opinion dated May 17, 2000 and included as Exhibit
5.1 to the Registration Statement on Form S-3 (Commission File No. 333-37248) (the "Registration Statement") filed on May 17, 2000 by Dataware Technologies, Inc. (the "Company"), a Delaware corporation, with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). We are rendering this supplemental opinion in connection with the prospectus supplement (the "Prospectus Supplement") and base prospectus (the "Base Prospectus") filed on or about September 27, 2000 by the Company with the Commission pursuant to Rule 424 under the Securities Act. The Prospectus Supplement relates to the offering by the Company of up to 106,631 shares of the Company's Common Stock, $0.01 par value per share (the "Shares"), which Shares are covered by the Registration Statement. We understand that the Shares are to be offered and sold in the manner described in the Prospectus Supplement.

  We have acted as your counsel in connection with the preparation of the Registration Statement, the Prospectus Supplement and the Base Prospectus. We are familiar with the proceedings of the Board of Directors of the Company in connection with the authorization, issuance and sale of the Shares. We have examined such other documents as we consider necessary to render this opinion.

  Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued and delivered by the Company against payment therefore as contemplated by the Prospectus Supplement, will be validly issued, fully paid and non-assessable.

  We hereby consent to the filing of this opinion as a part of the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Base Prospectus.

                        Very truly yours,

                        /s/ Palmer & Dodge LLP

                        Palmer & Dodge LLP